Exhibit 1(a)

MURPHY OIL CORPORATION

UNDERWRITING AGREEMENT STANDARD PROVISIONS

Dated as of                     , 20__

From time to time, Murphy Oil Corporation, a corporation organized under the laws of Delaware (the “Company”), may enter into one or more terms agreements (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell certain securities (the “Securities”) to the underwriter or underwriters named in the applicable Terms Agreement (the “Underwriters,” which term shall include any underwriter substituted pursuant to Section 8 hereof). The provisions included herein (the “Standard Provisions”) shall be attached to and incorporated by reference into each Terms Agreement.

Section 1. Definitions. The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 covering the registration of certain Securities of the Company to be issued and sold from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale, in accordance with Rule 415 under the Securities Act. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430B under the Securities Act (the “Rule 430 Information”), is referred to herein as the “Registration Statement”; and the base prospectus included in the Registration Statement at the time of filing (the “Base Prospectus”) and the final prospectus supplement relating to a particular offering of Underwritten Securities (as defined below) referred to in a Terms Agreement, in the forms first used to confirm sales of such Underwritten Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), are collectively referred to herein as the “Prospectus.” All references herein to the “Registration Statement” and the “Prospectus” shall be deemed to include all documents incorporated therein by reference which are filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, prior to the execution of the applicable Terms Agreement. References herein to a “preliminary prospectus” relating to an offering of particular Underwritten Securities pursuant to a Terms Agreement shall be deemed to refer to the Base Prospectus and to the prospectus supplement (a “preliminary prospectus supplement”) relating to such Underwritten Securities that omitted Rule 430 Information or other information to be included upon pricing in a form of prospectus relating to such Underwritten Securities filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and that was used prior to the initial delivery of the Prospectus relating to such Underwritten Securities to the Underwriters by the Company.

For purposes of these Standard Provisions and the Terms Agreement relating to an offering of particular Underwritten Securities, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Base Prospectus, the final preliminary prospectus supplement filed prior to the “Time of Sale” set forth in such Terms Agreement, together with any free writing prospectus or other information stated in such Terms Agreement to form part of the Time of Sale Prospectus. For purposes of these Standard Provisions, all references to the “Registration Statement,” “Prospectus,” “preliminary prospectus” or “Time of Sale Prospectus” or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in these Standard Provisions to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, preliminary prospectus, Time of Sale Prospectus or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the applicable preliminary prospectus, the applicable Time of Sale Prospectus or the applicable Prospectus, as the case may be, prior to the execution of the applicable Terms Agreement; and all references in these Standard Provisions to amendments or supplements to the Registration Statement, preliminary prospectus, Time of Sale Prospectus or Prospectus shall be deemed to include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, the applicable preliminary prospectus, the applicable Time of Sale Prospectus or the applicable Prospectus, as the case may be, after the execution of the applicable Terms Agreement.

Section 2. Purchase and Sale of Securities by the Underwriters. Whenever the Company determines to make an offering of Securities to be governed by these Standard Provisions, the Company will enter into a Terms Agreement providing for the sale of such Securities to, and the purchase and offering thereof by, the Underwriters. The Terms Agreement relating to the offering of Securities shall specify the number or amount of Securities to be issued (the “Underwritten Securities”), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 8 hereof) and the name of any Underwriter acting as manager or co-manager in connection with such offering, the number or amount of Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Underwritten Securities and any other material terms of the Underwritten

Securities. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter or Underwriters, acting through the Underwriters’ representative (the “Representative”) identified as such in the applicable Terms Agreement. Each offering of Underwritten Securities will be governed by these Standard Provisions, as supplemented by the applicable Terms Agreement.

If so specified in the applicable Terms Agreement, the Company may grant the Underwriters the option to purchase at their election up to the number of additional Securities (the “Optional Securities”) set forth in such Terms Agreement at the purchase price per Security set forth therein, for the sole purpose of covering over-allotments of Securities in excess of the number of “Firm Securities” set forth in such Terms Agreement. Both Firm Securities and Optional Securities shall be deemed Underwritten Securities hereunder. Any such election to purchase Optional Securities may be exercised only once, and only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of such Terms Agreement and setting forth the aggregate number of Optional Securities to be purchased and the time and date on which such Optional Securities are to be delivered (which shall be a Closing Time (as defined below) hereunder), as determined by the Representative but in no event earlier than the initial Closing Date (as defined below) for the Firm Securities or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten Business Days (as defined below) after the date of such notice. If the Company shall have granted such an option to the Underwriters, then in the event and to the extent that the Underwriters shall exercise such option as provided above, the Company will sell to each of the Underwriters, and each of the Underwriters will, severally and not jointly, purchase from the Company, at the purchase price set forth in such Terms Agreement, subject to adjustment as provided below, that portion of the number of Optional Securities as to which such option shall have been exercised (to be adjusted by the Representative so as to eliminate fractional Securities) determined by multiplying such number of Optional Securities by a fraction the numerator of which is the number of Firm Securities which such Underwriter is required to purchase as set forth opposite the name of such Underwriter in such Terms Agreement and the denominator of which is the aggregate number of Firm Securities that all of the Underwriters are required to purchase thereunder.

As used herein, “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are permitted or required to be closed in New York City.

Section 3. Underwriters’ Obligation to Purchase Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

Section 4. Terms Agreement. No agreement for the purchase of the Underwritten Securities by the Underwriters will be deemed to exist until the Company and the Representative, on behalf of the Underwriters, have executed a Terms Agreement. Each Terms Agreement will incorporate all applicable terms and provisions of these Standard Provisions as fully as though such terms and provisions were expressly stated therein.

Section 5. Delivery of Certain Documents, Certificates, and Opinions. At each Closing Time, the Underwriters shall have received the following documents:

(a) the opinion and disclosure letter of Davis Polk & Wardwell, or other special New York counsel for the Company reasonably acceptable to the Representative and the opinion of internal counsel for the Company, each dated as of the Closing Date, substantially in the respective forms of Exhibits B-1, B-2 and B-3 hereto,

(b) the opinion of counsel to the Underwriters, selected by the Representative and reasonably acceptable to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Underwriters,

(c) a certificate of the Secretary or the Assistant Secretary of the Company, dated as of the Closing Date, substantially in the form of Exhibit C hereto, and

(d) a certificate of the Chief Financial Officer or Treasurer of the Company, dated as of the Closing Date, substantially in the form of Exhibit D hereto.

Section 6. Certain Conditions Precedent to the Underwriters’ Obligations. The Underwriters’ obligation to purchase any Underwritten Securities will in all cases be subject to the accuracy of the representations and warranties of the Company set forth in Section 7 hereof, to the receipt of the opinions and certificates to be delivered to the Underwriters pursuant to the terms of Section 5 hereof, to the accuracy of the statements of the Company’s officers made in each certificate to be furnished as provided herein, to the performance and observance by the Company of all covenants and agreements contained herein on its part to be performed and observed, in each case at the time the Company executes a Terms Agreement and as of the applicable Closing Date, and (in each case) to the following additional conditions precedent, when and as specified:

(a) As of the Closing Time for any Underwritten Securities, and with respect to the period from the date of the applicable Terms Agreement to and including the applicable Closing Time:

(i) there shall not have occurred (A) any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis (a “Material

Adverse Effect”) or (B) any suspension or material limitation of trading in the Company’s common stock, par value one and two-thirds cents (1-2/3 cents) per share, of the Company (“Common Stock”), by the Commission or the New York Stock Exchange, Inc. (the “NYSE”), the effect of any of which shall have made it impracticable, in the reasonable judgment of the Underwriters, to market such Underwritten Securities, such judgment to be based on relevant market conditions;

(ii) there shall not have occurred (A) any suspension or material limitation of trading in securities generally on the NYSE, (B) a declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities, or (C) any outbreak or material escalation of hostilities or other national or international calamity or crisis, the effect of any of which shall have made it impracticable, in the judgment of the Underwriters, to market such Underwritten Securities, such judgment to be based on relevant market conditions; and

(iii) there shall not have been issued any stop order suspending the effectiveness of the Registration Statement nor shall any proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Underwritten Securities have been instituted or threatened.

(b) The Underwriters will receive, upon execution and delivery of any applicable Terms Agreement, a letter from KPMG LLP, or such other independent registered public accounting firm as may be selected by the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus.

(c) At each Closing Time, the Underwriters shall have received from KPMG LLP, or such other independent registered public accounting firm as may be selected by the Company, a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (b) of this Section, except that the “cut off” date referred to therein shall be a date not more than five Business Days prior to the Closing Date.

(d) On each Closing Date, the Underwriters shall have received from the Company such appropriate further information, certificates, and documents as the Company and the Underwriters shall have agreed, as reflected in the applicable Terms Agreement.

(e) [The following provision shall apply only to a Terms Agreement in which the Underwritten Securities include debt securities] Subsequent to the execution and delivery of the applicable Terms Agreement and prior to the Closing Time, there shall not have been any material downgrading, nor any notice given of any intended or potential material downgrading or of a possible material change that does not indicate the direction of the possible material change, in the rating accorded any of the Company’s securities, including the Underwritten Securities, by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

Section 7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter named in the applicable Terms Agreement, as of the date thereof, and as of each Closing Time, the following statements are and shall be true:

(a) (i) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) filed within three years of the date of the applicable Terms Agreement, (ii) the Company is a “well known seasoned issuer” (as defined in Rule 405 under the Securities Act), (iii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form, (iv) the Registration Statement became effective upon filing with the Commission and no stop order suspending the effectiveness of the Registration Statement is in effect nor, to the Company’s knowledge, are any proceedings for such purpose pending before or threatened by the Commission, (v) as of the effective date of the Registration Statement (the “Effective Date”), the Company met the applicable requirements for use of Form S-3 under the Securities Act with respect to the registration under the Securities Act of the Securities, and (vi) as of the Effective Date, the Registration Statement met the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complied in all material respects with said Rule.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act or the Securities Act and incorporated or to be incorporated by reference in the Prospectus or Time of Sale Prospectus complies or will comply, in all material respects, with the applicable provisions of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder, (ii) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, in all material respects, with the Securities Act and the rules and regulations of the Commission thereunder, (iv) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) the Time of Sale Prospectus does not as of its date (which shall be the date of the preliminary prospectus supplement included therein, if applicable), and will not as of the Time of Sale and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from the Registration Statement, the Prospectus or the Time of Sale Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, the Prospectus or the Time of Sale Prospectus or any amendment or supplement thereto or the Statement of Eligibility and Qualification of the Trustee (the “Form T-1”) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(d) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(e) The applicable Terms Agreement, incorporating these Standard Provisions, as amended by agreement of the parties to the applicable Terms Agreement, as of the date of such Terms Agreement will have been, duly authorized, executed and delivered by the Company.

(f) [The following provision shall apply only to a Terms Agreement in which the Underwritten Securities include Common Stock] – The Underwritten Securities have been duly authorized for issuance and sale pursuant to these Standard Provisions and the applicable Terms Agreement. Such Underwritten Securities, when issued and delivered by the Company pursuant to these Standard Provisions and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Underwritten Securities is or will be subject to personal liability by reason of being such a holder.

[The following provision shall apply only to a Terms Agreement in which the Underwritten Securities include debt securities] – The Underwritten Securities have been duly authorized and, when issued, executed, and authenticated in accordance with the provisions of the applicable indenture (the “Indenture”), or when countersigned by the trustee in accordance with the provisions of the Indenture, as the case may be, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity.

(g) [The following provision shall apply only to a Terms Agreement in which the Underwritten Securities include debt securities] – The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, by general principles of equity.

(h) The execution and delivery of and performance by the Company of its obligations under the applicable Terms Agreement, incorporating these Standard Provisions as amended by agreement of the parties to such Terms Agreement, Indenture and the issuance and sale of the Underwritten Securities, as the case may be, will not contravene any provision of any applicable law or of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, in each of the foregoing cases except as would not reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization, or order of or qualification with any governmental body or agency is, to the Company’s knowledge, required for the performance by the Company of its obligations under the applicable Terms Agreement, incorporating these Standard Provisions as amended by agreement of the parties to such Terms Agreement, or the issuance and sale of the Underwritten Securities, except such as may be required by Blue Sky laws or other securities laws of the various states in which the issuance and sale of the Underwritten Securities are offered and sold and except to the extent where the failure to obtain such consent, approval, authorization, order or qualification would not reasonably be expected to have a Material Adverse Effect.

(i) There has not been any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis from that set forth in the Company’s last periodic report filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except as otherwise stated therein, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is not so described, or any applicable statute, regulation, contract, or other document that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not so described.

(k) The independent registered public accounting firm who audited the financial statements and supporting schedules incorporated by reference in the Registration Statement are independent registered public accountants as required by the Securities Act.

(l) The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.

Section 8. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the remaining Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a) if the number or principal amount of Defaulted Securities does not exceed 10% of the number of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number or aggregate principal amount of Defaulted Securities exceeds 10% of the number or aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter. No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the applicable Terms Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

Section 9. Agreements. (a) The Company covenants with the Underwriters as follows:

(i) Prior to the filing by the Company of any amendment to the Registration Statement, the Time of Sale Prospectus or of any prospectus supplement that shall name the Underwriters or the filing or use of any free writing prospectus, the Company will afford the Underwriters or their counsel a reasonable opportunity to review and comment on the same, provided, however, that the foregoing requirement will not apply to any of the Company’s filings with the Commission required to be filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. Subject to the foregoing sentence, the Company will promptly cause each applicable prospectus supplement and free writing prospectus to be filed with or transmitted for filing with the Commission in accordance with Rule 424(b) or 424(c) under the Securities Act or Rule 433 under the Securities Act, respectively, or pursuant to such other rule or regulation of the Commission as then deemed appropriate by the Company. The Company will promptly advise the Underwriters of (A) the filing and effectiveness of any amendment to the Registration Statement other than by virtue of the Company’s filing any report required to be filed under the Exchange Act, (B) any request by the Commission for any amendment to the Registration Statement, for any amendment or supplement to the Time of Sale Prospectus or the Prospectus, or for any information from the Company, (C) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

(ii) If the Time of Sale Prospectus is being used to solicit offers to buy the Underwritten Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(iii) If, at any time when a Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to any Underwritten Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus in order to comply with the Securities Act, the Exchange Act, the respective rules and regulations of the Commission thereunder, or any other applicable law, the Company will promptly notify the Underwriters, by telephone or by facsimile (in either case with written confirmation from the Company by mail), to cease use and distribution of the Prospectus (and all then existing supplements thereto) and to suspend all efforts to resell the Underwritten Securities in its capacity as underwriter or dealer, as the case may be, and the Underwriters will promptly comply with the terms of such notice. The Company will forthwith prepare and cause to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, satisfactory in the reasonable judgment of the Underwriters to correct such statement or omission or to effect such compliance, and the Company will supply the Underwriters with one signed copy of such amended Registration Statement and as many copies of such amended or supplemented Prospectus as the Underwriters may reasonably request, provided, however, that the expense of preparing, filing, and supplying copies to the Underwriters of any such amendment or supplement will be borne by the Company only for the nine-month period immediately following the purchase of such Underwritten Securities by the Underwriters and thereafter will be borne by the Underwriters.

(iv) The Company will furnish to the Underwriters, without charge, as many copies of the Time of Sale Prospectus, the Prospectus, each preliminary prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto and any free writing prospectus as the Underwriters may reasonably request.

(v) The Company will, with such assistance from the Underwriters as the Company may reasonably request, endeavor to qualify the Securities for offer and sale under the Blue Sky laws or other securities laws of such jurisdictions as the Underwriters shall reasonably request and will maintain such qualifications for as long as required with respect to the offer, sale, and distribution of the Securities.

(vi) [The following provision shall apply only to a Terms Agreement in which the Underwritten Securities include Common Stock] – During the period specified in the applicable Terms Agreement, the Company will not, without the prior written consent of the Representative, directly or indirectly, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any share of Common Stock or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock or (B) enter into any swap or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Underwritten Securities to be sold pursuant to the applicable Terms Agreement, (2) Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the applicable Terms Agreement, (3) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing and future employee benefit plans of the Company, (4) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (5) up to $[500,000,000] worth of shares of Common Stock issued in connection with any merger, joint venture or other strategic transaction.

(vii) The Company will make generally available to its security holders earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(viii) [The following provision shall apply only to a Terms Agreement in which the Underwritten Securities include Common Stock] – The Company will use its best efforts to effect the listing of the Common Stock, prior to the Closing Time, on the NYSE.

(b) Each Underwriter, severally and not jointly, covenants with the Company as follows:

(i) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) (each such communication by the Company or its agents or representatives (excluding any Underwriter) an “Issuer Free Writing Prospectus”) other than (A) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the preliminary prospectus or a previously filed Issuer Free Writing Prospectus, (B) any Issuer Free Writing Prospectus listed on Schedule I to the applicable Terms Agreement or (C) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (A) or (C), an “Underwriter Free Writing Prospectus”).

(ii) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 9(b)(i)(A) above in a manner reasonably designed to lead to its broad unrestricted dissemination.

(iii) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Underwritten Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.

(iv) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the “Prospectus Delivery Period”, which means such period of time beginning on the first date of the public offering of the Underwritten Securities and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters a prospectus relating to the Underwritten Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Underwritten Securities by any Underwriter or dealer).

(v) Notwithstanding any of the above, each of the Underwriters may use one or more term sheets relating to the Underwritten Securities containing customary information, including Bloomberg email announcement, price talk guidance, comparable bond pricing and final pricing terms, not inconsistent with the form of the final term sheet set forth in the Terms Agreement, without the prior consent of the Company, so long as such term sheet is not required to be filed as a “free writing prospectus” with the Commission pursuant to Rule 433 under the Securities Act.

Section 10. Fees and Expenses. The Company will pay all costs, fees, and expenses arising in connection with the sale of any Underwritten Securities through the Underwriters and in connection with the performance by the Company of its obligations hereunder and under any Terms Agreement, including the following: (i) expenses incident to the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, (ii) expenses incident to the issuance and delivery of such Underwritten Securities, (iii) the fees and disbursements of counsel for the Company and the Company’s independent registered public accounting firm, (iv) if approved by the Company in advance and in writing, expenses incident to the qualification of such Underwritten Securities under Blue Sky laws and other applicable state securities laws in accordance with the provisions of Section 9(a)(v) hereof, including related filing fees and the reasonable fees and disbursements of the Underwriters’ counsel in connection therewith and in connection with the preparation of any survey of Blue Sky laws, (v) expenses incident to the printing and delivery to the Underwriters, in the quantities hereinabove stated, of copies of the Registration Statement and all amendments thereto and of the Prospectus, each preliminary prospectus, and all amendments and supplements thereto, (vi) the fees and expenses, if any, incurred with respect to any applicable filing with the Financial Industry Regulatory Authority, (vii) the fees and expenses incurred in connection with the listing of any Underwritten Securities on the NYSE and (viii) if applicable, the fees and expenses of the trustee under the applicable Indenture. If so stated in the applicable Terms Agreement, the Underwriters agree to reimburse the Company for the stated amount of its expenses incurred in connection with the transactions contemplated by the applicable Terms Agreement.

Section 11. Inspection; Place of Delivery; Payment.

(a) Inspection. The Company agrees to have available for inspection, checking, and packaging by the Underwriters in The City of New York, the Underwritten Securities to be sold to the Underwriters hereunder, not later than 1:00 P.M. on the Business Day prior to the applicable Closing Date.

(b) Place of Delivery of Documents, Certificates and Opinions. The documents, certificates and opinions required to be delivered to the Underwriters pursuant to Sections 5 and 6 hereof will be delivered at the “Closing Location” specified in the applicable Terms Agreement, or at such other location as may be agreed upon by the Company and the Underwriters, not later than the Closing Time.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Underwritten Securities shall be made at the Closing Location, or at such other place as shall be agreed upon by the Underwriters and the Company, at the “Closing Time” specified in the applicable Terms Agreement or the applicable written notice from the Representative to the Company in connection with an election to purchase Optional Securities, as the case may be (the date on which the Closing Time occurs being referred to as the “Closing Date”), or such other time not later than ten Business Days after such date as shall be agreed upon by the Representative and the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated in writing by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 12. Indemnification and Contribution. (a) The Company agrees to indemnify and hold each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from 13 and against any and all losses, claims, damages, or liabilities to which such Underwriter come subject under the Securities Act, the Exchange Act, or any other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (and actions in respect thereof) arise out of, are based upon, or are caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or arise out of, are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company agrees to reimburse each such indemnified party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable to the extent that such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, are based upon, or are caused by any such untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement, any preliminary prospectus or the Prospectus in reliance upon and in conformity with information furnished by the Underwriters in writing expressly for use in the Registration Statement or such preliminary prospectus or the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with respect to such losses, claims, damages, and liabilities (and actions in respect thereof) that arise out of, are based upon, or are caused by any untrue statement or omission of a material fact or allegedly untrue statement or omission of a material fact included in or omitted from (i) any Underwriter Free Writing Prospectus used by such Underwriter or (ii) the Registration Statement, or any preliminary prospectus or the Time of Sale Prospectus or the Prospectus in reliance upon and in conformity with information furnished by the Underwriters in writing expressly for use in the Registration Statement or such preliminary prospectus or the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 12, such person (the “indemnified party”) will promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be borne by the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the judgment of the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. Such firm will be designated in writing by the Underwriters (in the case of parties indemnified pursuant to paragraph (a) of this Section 12) or by the Company (in the case of parties indemnified pursuant to paragraph (b) of this Section 12), as the case may be. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Any provision of this paragraph (c) to the contrary notwithstanding, no failure by an indemnified party to notify the indemnifying party as required hereunder will relieve the indemnifying party from any liability it may have had to an indemnified party otherwise than under this Section 12 to the extent the indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.

(d) If the indemnification provided for in paragraph (a) or (b) of this Section 12 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying the indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover. The relative fault of the Company, on the one hand, and of the Underwriters, on the other, will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or to be supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 12(d) are several in proportion to the number of Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to therein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (d) above will be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Any other provisions of this Section 12 to the contrary notwithstanding, (i) the Underwriters will not be required to contribute to the Company any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission (other than in reliance upon and in conformity with information furnished to the Company by the Underwriters in writing expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus or any amendment or supplement thereto), and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 12 are not exclusive and will not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

Section 13. Termination. The applicable Terms Agreement will automatically terminate upon the expiration of the offering to which the Prospectus relates. The applicable Terms Agreement may not be terminated by the Underwriters prior to delivery of and payment for such Securities except upon the failure of any of the conditions precedent described in Section 6 hereof.

Section 14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained herein or made by or on behalf of the Company or the Underwriters pursuant hereto or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Underwritten Securities and shall remain in full force and effect, regardless of any termination of a Terms Agreement or any investigation made by or on behalf of the Company or the Underwriters.

Section 15. Notices. All notices, documents and other communications hereunder shall be in writing and shall be deemed received upon delivery, if delivered by hand or via facsimile transmission (with confirmation of receipt) to a party’s address or facsimile number set forth below, in the case of the Company, and in the applicable Terms Agreement, in the case of the Underwriters or the Representative (or to such other address or facsimile number as a party may hereafter designate to the other parties in writing), and shall be deemed received one Business Day after having been mailed via Express Mail or deposited with Federal Express or any nationally recognized commercial courier service for “next day” delivery to such address. In the event that any Terms Agreement or any certificate or opinion to be delivered pursuant to Section 5 hereof is delivered via facsimile transmission, the parties will use reasonable efforts to ensure that “original” copies of such documents are distributed promptly thereafter.

The address and facsimile number for the Company, unless otherwise specified, is as follows:

Murphy Oil Corporation

200 Peach Street, P.O. Box 7000

El Dorado, Arkansas 71731-7000

Attention: Chief Financial Officer

General Counsel

Facsimile no: [    ]

Section 16. Successors; Non-transferability. The applicable Terms Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, their respective successors, and the officers, directors, and controlling persons referred to in Section 12 hereof. No other person will have any right or obligation hereunder. No party to the applicable Terms Agreement may assign its rights thereunder without the written consent of the other parties.

Section 17. Counterparts. The Terms Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 18. Applicable Law. These Standard Provisions and any applicable Terms Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

Section 19. Headings. The headings of the sections of these Standard Provisions have been inserted for convenience of reference only and will not affect the construction of any of the terms or provisions hereof.

Section 20. No Advisory or Fiduciary Relationships. The Company acknowledges and agrees that (a) the purchase and sale of the Underwritten Securities pursuant to the Standard Provisions and the applicable Terms Agreement, including the determination of the public offering price of the Underwritten Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no

Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in the Standard Provisions and the applicable Terms Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Exhibit A

MURPHY OIL CORPORATION

[IDENTIFY UNDERWRITTEN SECURITIES]

TERMS AGREEMENT

[Date]

To:	Murphy Oil Corporation
200 Peach Street, P.O. Box 7000
El Dorado, Arkansas 71731-7000

Ladies and Gentlemen:

We understand that Murphy Oil Corporation, a Delaware corporation (the “Company”), proposes to issue and sell [describe Underwritten Securities, and specify if Underwritten Securities include both Firm Securities and Optional Securities] (such securities also being hereinafter referred to as the “Underwritten Securities”) subject to the terms and conditions stated herein and in the Murphy Oil Corporation Underwriting Agreement Standard Provisions dated as of                     ,              attached hereto (the “Standard Provisions”). Each of the applicable provisions in the Standard Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. We, the underwriters named below (the “Underwriters”), offer to purchase, severally and not jointly, the number or amount of [Underwritten] [Firm] Securities opposite our names set forth below at a purchase price set forth below.

Underwriters	[Number][Principal Amount] of [Underwritten] [Firm] Securities
[Name]
Total	[$]

The Underwritten Securities and the offering thereof shall have the following additional terms:
Terms of the Underwritten Securities and the Offering
[Number][Principal Amount] of Underwritten Securities [Number of Firm Securities] [Number of Optional Securities] Initial public offering price [Number][Principal Amount] of

Purchase price Lock-up period specified in Section 9(a)(vi) of the Standard Provisions (if applicable)	___ days beginning from the date of this Terms Agreement
Time of Sale Prospectus	Base Prospectus dated _______ ___, 2009, preliminary prospectus supplement dated ___, 20___,

Representative of the Underwriters

Address and facsimile number for notices to the Representative and the Underwriters

Time of Sale

Closing Time

Closing Location

Other terms and conditions

[Amount of reimbursement to the Company from the Underwriters]

The Representative represents and warrants that it is duly authorized to execute and deliver this Terms Agreement on behalf of the several Underwriters named above.

IN WITNESS WHEREOF, the parties hereto have executed this Terms Agreement as of the date first above written.

[NAME OF REPRESENTATIVE], as Representative of the several Underwriters named above

By:
Name:
Title:

Accepted and agreed. MURPHY OIL CORPORATION

By:
Name:
Title:

Schedule 1

[identify each Issuer Free Writing Prospectus]

Exhibit B-1

FORM OF OPINION OF COMPANY’S NEW YORK COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(a)

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to issue the Underwritten Securities, to enter into the Terms Agreement [and the Indenture] and to perform its obligations thereunder.

2. The Terms Agreement has been duly authorized, executed and delivered by the Company.

3. [The following provision shall apply only to a Terms Agreement in which the Underwritten Securities include Common Stock] – The Underwritten Securities, when issued and delivered to and paid for by the Underwriters pursuant to the Terms Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Underwritten Securities is not subject to any statutory preemptive rights.

4. [The following provision shall apply only to a Terms Agreement in which the Underwritten Securities include debt securities] – The Underwritten Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Terms Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Underwritten Securities are to be issued, provided that counsel need not express any opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto, (y) the validity, legally binding effect or enforceability of any provision in the Underwritten Securities that requires or relates to adjustments to the conversion price at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Underwritten Securities to the extent determined to constitute unearned interest.

5. [The following provision shall apply only to a Terms Agreement in which the Underwritten Securities include debt securities] – The Indenture qualified under the Trust Indenture Act of 1939, as amended, upon the filing of the Registration Statement with the Commission on                     , 2009 pursuant to

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Rule 462(e) under the Securities Act, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that counsel need not express any opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto, (y) the validity, legally binding effect or enforceability of any provision of the Indenture or any related provision in the Underwritten Securities that requires or relates to adjustments to the conversion price at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Underwritten Securities to the extent determined to constitute unearned interest.

6. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Terms Agreement[, the Indenture] and the Underwritten Securities will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware provided that counsel need not express an opinion as to federal or state securities laws, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any agreement that is specified in an annex to the opinion.

7. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its obligations under the Terms Agreements, except such as may be required under federal or state securities or Blue Sky laws as to which counsel need not express an opinion.

8. Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b); any required filing of the Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act has been made in the manner and

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within the time period required by Rule 433(d); and, to counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

9. [The following provision shall apply only to a Terms Agreement in which the Underwritten Securities include debt securities] – Counsel has considered the statements included in the Prospectus under the captions “Description of Debt Securities” and “Description of                         ” insofar as they summarize provisions of the Indenture and the Underwritten Securities. In counsel’s opinion, such statements fairly summarize these provisions in all material respects.

10. The statements included in the Prospectus under the caption [“Certain U.S. Federal Income Tax Considerations,”] insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

In rendering the opinions above, counsel may assume that each party to the Terms Agreement, the Indenture (if applicable) and the Underwritten Securities (collectively, the “Documents”) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, counsel may assume that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party and (ii) each Document is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company).

Counsel need not express an opinion as to any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate. Insofar as the foregoing opinion involves matters governed by the laws of the State of Delaware, counsel may rely, without independent investigation, on the opinion of Delaware counsel to the Company delivered to the Underwriters pursuant to the Terms Agreement.

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Exhibit B-2

FORM OF DISCLOSURE LETTER OF COMPANY’S NEW YORK

COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(a)

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions [“Description of Debt Securities,” and “Description of                     ” and [“Certain U.S. Federal Income Tax Considerations”]). However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and

(ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Underwritten Securities,:

(a) on the date of the Terms Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

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(b) at the Time of Sale, the Time of Sale Prospectus contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Prospectus as of the date of the Terms Agreement or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Time of Sale Prospectus, the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Time of Sale Prospectus or the information contained therein to investors.

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Exhibit B-3

FORM OF OPINION OF COMPANY’S INTERNAL

COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(a)

1. The execution, delivery and performance by the Company of its obligations under the Terms Agreement[, the Indenture] and the Underwritten Securities will not contravene any provision of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or, to counsel’s knowledge, of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, in each of the foregoing cases except as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

2. To counsel’s knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its significant subsidiaries is a party, or by which any of the properties of the Company or its significant subsidiaries is bound, which would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and to counsel’s knowledge, there is no agreement or other document that is required to be described in the Registration Statement, the Prospectus or the Time of Sale Prospectus, or that is required to be filed as an exhibit to the Registration Statement, that is not so described or filed.

In rendering such opinion, counsel may rely, as to matters of fact, to the extent counsel deems proper, on certificates of responsible officers of the Company and public officials. Such opinion will be limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as such opinion involves matters governed by the laws of the State of Delaware, counsel may rely, without independent investigation, on the opinion of Delaware counsel for the Company.

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Exhibit B-4

FORM OF OPINION OF COMPANY’S DELAWARE COUNSEL TO BE

DELIVERED PURSUANT TO SECTION 5(a)

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Exhibit C

FORM OF [ASSISTANT] SECRETARY’S CERTIFICATE

I,                         , the duly qualified, elected, and acting [Assistant] Secretary of Murphy Oil Corporation, a company organized under the laws of the State of Delaware (the “Company”), hereby certify as follows:

1. Attached hereto as Exhibit A is a true and complete copy of the [Charter] of the Company, certified as of                          by the Secretary of State of the State of Delaware. No further amendments or supplements to the [Charter] have been proposed to or approved by the Board of Directors or shareholders of the Company.

2. Attached hereto as Exhibit B is a true, correct, and complete copy of the By-Laws of the Company. Such By-Laws have been in effect at all times since                     .

3. Attached hereto as Exhibit C are true, correct and complete copies of certain resolutions duly adopted by the Board of Directors of the Company on                     . Such resolutions have not been amended or modified, are in full force and effect in the form adopted and are the only resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof relating to (i) the authorization of the Company’s Registration Statement on Form S-3 (File No. 333-                ), (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) for the registration of Company’s securities, (ii) the execution and delivery of the Terms Agreement, dated                      (the “Terms Agreement”), between the Company and                      (the “Underwriters”), and (iii) all other actions relating to the foregoing. Such resolutions have not been amended, rescinded or modified since their adoption (other than as expressly set forth in such resolutions) and remain in full force and effect as of the date of this Certificate.

4. Each person who, as a director or officer of the Company or attorney-in-fact of such director or officer, signed (i) the Registration Statement, (ii) the Terms Agreement, and (iii) any document delivered prior hereto or on the date of this Certificate in connection with the execution and filing of the Registration Statement, or the execution and delivery of the Terms Agreement, or the transactions contemplated thereby, or the execution and delivery of the certificates representing the Shares, was, at the time or the respective times of such execution and delivery of such documents, and, in the case of the filing of the Registration Statement with the Commission, duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact and the signatures of such persons appearing on such documents are their genuine signatures or, in case of the certificates evidencing the Shares, the true facsimile thereof.

5. The minute book records of the Company relating to proceedings of the Board of Directors of the Company made available to                         , counsel for the Underwriters, are true and correct and constitute all such records in the possession and control of the Company through and including                 .

The persons named below are duly qualified, elected, and acting officers of the Company, have been duly elected or appointed to the offices set forth opposite their respective names, have held such offices at all times relevant to the preparation of the Registration Statement, and hold such offices as of the date hereof. The signatures set forth below opposite the names of such persons are the genuine signatures of such persons.

Name	Office	Signature

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company as of the          day of                     , 20__.

By:
Name: Title:

I,                         , a [Vice President] of the Company, hereby certify that                          is the duly qualified, elected, and acting                          of the Company, has been duly elected or appointed to such offices, has held such offices at all times relevant to the preparation of the Registration Statement, holds such offices as of the date hereof, and that the signature set forth above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the          day of                     , 20

By:
Name: Title:

Exhibit D

FORM OF OFFICERS’ CERTIFICATE

[Name:]                                 , [title:]                                 , and [name:]                                 , [title:]                                 , of Murphy Oil Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), each hereby certifies as follows:

1. I have examined the Company’s Registration Statement on Form S-3 (File No. 333-            ) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on                     , 2009, including all of the documents filed as exhibits thereto. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms by the prospectus filed as part of the Registration Statement (such prospectus hereinafter the “Prospectus”).

2. To my knowledge, no proceedings for the merger, consolidation, liquidation, or dissolution of the Company or the sale of all or substantially all of its assets are pending or contemplated.

3. To my knowledge, the Registration Statement as supplemented by the Time of Sale Prospectus (i) contains no untrue statement of a material fact regarding the Company or any of its consolidated subsidiaries and (ii) does not omit to state any material fact necessary to make any such statement, in the light of the circumstances under which it was made, not misleading.

IN WITNESS WHEREOF, I have hereunto set my hand as of the          of                     , 20__.

By:
Name: Title:

D-1